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                                                                   Exhibit 23.1

                             SILICON GAMING, INC.

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in Registration Statement Number 333-20233 of Silicon Gaming, Inc. on Form S-8 of our report dated January 29, 1999 (March 12, 1999 as to Note 11)( which expresses an unqualified opinion and includes an explanatory paragraph relating to an uncertainty concerning the Company's ability to continue as a going concern) included in the Annual Report on Form 10-K of Silicon Gaming, Inc. for the year ended December 31, 1998.

Deloitte & Touche LLP

San Jose, California
March 30, 1999